Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-59312 on Form S-8 of our report dated June 15, 2007, appearing in this Annual Report on Form 11-K of the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Cleveland, Ohio

June 28, 2007